Exhibit 99.1

FOR IMMEDIATE RELEASE

July 20, 2022

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Media Team

Corporate Marketing & Communications
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Editor@aarcorp.com

Holmes to become chairman upon Storch retirement from AAR board

Wood Dale, Illinois — AAR CORP. (NYSE: AIR), a leading provider of aviation services to commercial and government operators, MROs, and OEMs, today announced that its Chairman, David P. Storch, will retire from its Board of Directors effective January 10, 2023. The Board of Directors has appointed John M. Holmes, President and CEO of AAR CORP., as Chairman of the Board effective upon Storch’s retirement and subject to Mr. Holmes’ reappointment to the Board following the 2022 annual meeting.

Storch, the second of the Company’s only three CEOs, has served as a member of the Board since 1989 and as Chairman of the Board of AAR since 2005. He retired as Chief Executive Officer in 2018. Under Storch’s leadership, the Company grew to the leading independent provider of aviation services globally. Mr. Storch instilled a culture of integrity, quality, innovation, execution, customer focus, and entrepreneurship. These core values serve as a lasting foundation for the continued success and growth of AAR.

Mr. Storch hired Mr. Holmes in 2001 as Director of Mergers and Acquisitions. In 2003, Holmes moved into operations becoming General Manager of AAR’s Parts Supply business and progressively assumed responsibility of other businesses before being appointed as President and Chief Operating Officer in 2017. In 2018, he was named President and Chief Executive Officer of AAR, the third since the company’s founding in 1955. As Chairman, Holmes will focus on strategies to drive continued growth while maintaining the Company’s strong culture and core values.

Additional information and where to find it

The foregoing is not a proxy statement or a solicitation of proxies from the holders of common stock of the Company. A solicitation of proxies in connection with the 2022 Annual Meeting will be made only by the Company’s definitive proxy statement that will be sent to all shareholders of record on the record date of July 28, 2022. The Company will be filing a definitive proxy statement for the annual meeting with the Securities and Exchange Commission (the “SEC”). Stockholders are urged to read the proxy statement and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information. Stockholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s website at http://www.sec.gov or through the Company’s own website at http://www.aarcorp.com.

Participants in the solicitation

The directors, nominees for election as director, executive officers, and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from shareholders of the Company in connection with the matters to be considered at the 2022 Annual Meeting. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the shareholders of the Company in connection with such matters will be set forth in the proxy statement to be filed with the SEC. In addition, information about the Company’s executive officers and directors may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2021 and in its definitive proxy statement filed with the SEC on August 18, 2021.

About AAR

AAR is a global aerospace and defense aftermarket solutions company with operations in over 20 countries. Headquartered in the Chicago area, AAR supports commercial and government customers through two operating segments: Aviation Services and Expeditionary Services. Additional information can be found at aarcorp.com.

This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 which reflect management’s expectations about future conditions. Forward-looking statements may also be identified because they contain words such as ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘likely,’’ ‘‘may,’’ ‘‘might,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘seek,’’ ‘‘should,’’ ‘‘target,’’ ‘‘will,’’ ‘‘would,’’ or similar expressions and the negatives of those terms. These forward-looking statements are based on beliefs of Company management, as well as assumptions and estimates based on information currently available to the Company, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or those anticipated. For a discussion of these and other risks and uncertainties, refer to “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize adversely, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described. These events and uncertainties are difficult or impossible to predict accurately and many are beyond the Company’s control. The Company assumes no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.